                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                           AmBase Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

NOTICE OF
ANNUAL MEETING
OF STOCKHOLDERS
AND PROXY STATEMENT

2004


































                                                    AMBASE CORPORATION
                                                    100 Putnam Green, 3rd Floor
                                                    Greenwich, CT 06830-6027

                               AMBASE CORPORATION
                        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD MAY 21, 2004


The 2004 Annual Meeting of Stockholders of AmBase Corporation (the "Company") will be held at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Greenwich, Connecticut, on Friday, May 21, 2004 at 9:00 a.m., Eastern Daylight Time, to consider and act upon the following matters:

      1. The election of one director to hold office for a three-year term expiring in 2007;

      2. The approval of the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the year ending December 31, 2004;

and such other matters as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on Friday, April 2, 2004 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card in the prepaid envelope provided, as soon as possible, so your shares can be voted at the meeting in accordance with your instructions. Your vote is important no matter how many shares you own. If you plan to attend the meeting and wish to vote your shares personally, you may do so at any time before your proxy is voted. Your prompt cooperation is greatly appreciated.

All stockholders are cordially invited to attend the Annual Meeting.




                                                              By Order of the
                                                             Board of Directors

                                                           /s/ John P. Ferrara
                                                               John P. Ferrara
                                                                 Secretary

                               AMBASE CORPORATION
                           100 PUTNAM GREEN, 3RD FLOOR
                            GREENWICH, CT 06830-6027


                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 21, 2004


                                 PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of AmBase Corporation (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Greenwich, Connecticut, at 9:00 a.m., Eastern Daylight Time, on Friday, May 21, 2004, and at any adjournments thereof. This Proxy Statement and the accompanying proxy are being mailed to stockholders commencing on or about April 2, 2004.

Shares represented by a duly executed proxy in the accompanying form received by the Company prior to the Annual Meeting will be voted at the meeting in accordance with instructions given by the stockholder in the proxy. Any stockholder granting a proxy may revoke it at any time before it is exercised by granting a proxy bearing a later date, by giving notice in writing to the Secretary of the Company or by voting in person at the meeting.

At the Annual Meeting, the stockholders will be asked (i) to re-elect Michael L. Quinn as a director of the Company to serve a three-year term ending in 2007; and (ii) to approve the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending December 31, 2004. The persons acting under the accompanying proxy have been designated by the Board of Directors and, unless contrary instructions are given, will vote the shares represented by the proxy (i) for the election of the nominee for director named above; and (ii) for the approval of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.

The close of business on Friday, April 2, 2004, has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Only the holders of record of Common Stock at the close of business on April 2, 2004, are entitled to vote on the matters presented at the Annual Meeting. Each share of the Company's Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting. As of April 2, 2004, the Company had 46,233,519 outstanding shares of Common Stock. A plurality vote of the holders of the shares of Common Stock represented in person or by proxy and voting at the Annual Meeting, a quorum being present, is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and voting at the Annual Meeting, a quorum being present, is necessary for the approval of PricewaterhouseCoopers LLP as independent accountants.

Abstentions, votes withheld and shares not voted, including broker non-votes, are not included in determining the number of votes cast for the approval of PricewaterhouseCoopers LLP as independent accountants. Abstentions, votes withheld and broker non-votes, are counted for purposes of determining whether a quorum is present at the Annual Meeting.

PROPOSAL NO. 1 - ELECTION OF DIRECTOR

In accordance with the method of electing directors by class with terms expiring in different years, as required by the Company's Restated Certificate of Incorporation, one director will be elected at the Company's 2004 Annual Meeting of Stockholders to hold office until the Company's Annual Meeting of Stockholders for the year 2007. The director will serve until his successor shall be elected and shall qualify.

The person named below has been nominated for directorship. The nominee is a director now in office, and has indicated a willingness to accept re-election. It is intended that at the Annual Meeting the shares represented by the accompanying proxy will be voted for the election of this nominee unless contrary instructions are given. In the event that the nominee should become unavailable for election as director at the time the Annual Meeting is held, shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee elected by the Board of Directors, unless contrary instructions are given or the Board by resolution shall have reduced the number of directors. The Board is not aware of any circumstances likely to render the nominee unavailable.

Information Concerning the Nominee for Election as Director

The name, age, principal occupation, other business affiliations, and certain other information concerning the nominee for election as director of the Company is set forth below.

Michael L. Quinn, 57. Mr. Quinn has dedicated his career to the financial services and investment industry. He worked for Merrill Lynch & Co. ("Merrill") from 1983 to February 1999 in a wide array of senior management roles across the fixed income, equity and asset management divisions. His most recent position was as Vice Chairman at Merrill's Global Asset Management Division. He retired from Merrill on February 1, 1999, and has been actively involved in a private investment partnership (ECOM Partners) which finances and manages start up companies involved in e-commerce. Mr. Quinn is a Chartered Financial Analyst. Mr. Quinn was elected a director in May 1999. If elected, his term will expire in 2007.

Information Concerning Directors Continuing in Office

Certain information concerning the directors of the Company whose terms do not expire in 2004 is set forth below.

Richard A. Bianco, 56. Mr. Bianco was elected a director of the Company in January 1991, and has served as President and Chief Executive Officer of the Company since May 1991. On January 26, 1993, Mr. Bianco was elected Chairman of the Board of Directors of the Company. He served as Chairman, President and Chief Executive Officer of Carteret Savings Bank, FA ("Carteret"), then a subsidiary of the Company, from May 1991 to December 1992. His term will expire in 2005.

John B. Costello, 66. Mr. Costello spent twenty-five years in the transportation industry in which he founded and operated companies which were purchased by Ryder Systems, Inc. ("Ryder"). He served three years as President of United States Packing and Shipping Company, a subsidiary of Ryder. He has been a private investor since 1989. Mr. Costello was elected a director of the Company in August 1993. His term will expire in 2005.

     Robert E. Long, 72. Mr. Long was elected a director of the Company in October 1995. Mr. Long is currently the Chief Executive Officer of Goodwin, Long & Black Investment Management, Inc., a registered investment company. He has been the Chairman of Emerald City Radio Partners since 1997. From 1991 to 1995, Mr. Long was President and CEO of Southern Starr Broadcasting Group, Inc. Prior to 1991, Mr. Long was President of Potomac Asset Management, Inc., a registered investment company. Mr. Long is a Chartered Financial Analyst and a graduate of George Washington University School of Law. In addition to his service as a director of AmBase, Mr. Long serves as a director of Allied Capital Corporation, CSC Scientific, Inc., Graphic Computer Solutions, Inc., Advanced Solutions International, Inc. and Global Travel, Inc. His term will expire in 2006.

The Company presently has four directors.

INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

Meetings and Attendance

During 2003, the Company's Board of Directors held four (4) meetings. Matters were also addressed by unanimous written consent in accordance with Delaware law. All directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board on which they served during 2003.

Committees of the Board

The Board of Directors currently has (i) an Accounting and Audit Committee and
(ii) a Personnel Committee.

The Accounting and Audit Committee met three times during 2003. Matters were also addressed by unanimous written consent in accordance with Delaware law. The Accounting and Audit Committee currently consists of Robert E. Long, Chairman, John B. Costello and Michael L. Quinn. Messrs. Long, Costello and Quinn are independent directors of the Company under the applicable rules of the NASD. The Board of Directors has determined that Mr. Robert E. Long is an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K of the Securities and Exchange Commission.

The Accounting and Audit Committee is directly responsible for the appointment, compensation and oversight of the audit and related work of the Company's independent auditors. The Accounting and Audit Committee reviews the degree of their independence; approves the scope of the audit engagement, including the cost of the audit; approves any non-audit services rendered by the auditors and the fees for these services; reviews with the auditors and management the Company's policies and procedures with respect to internal accounting and financial controls and, upon completion of an audit, the results of the audit engagement; and reviews internal accounting and auditing procedures with the Company's financial staff and the extent to which recommendations made by the independent auditors have been implemented. The Accounting and Audit Committee has adopted a charter, a copy of which is attached as Exhibit A to this proxy statement.

The Personnel Committee held three meetings in 2003. Matters were also addressed by unanimous written consent in accordance with Delaware law. The Personnel Committee currently consists of Mr. Costello, Chairman, and Messrs. Long and Quinn. Messrs. Costello, Long and Quinn are independent directors of the Company under the applicable rules of the NASD.

The principal functions of the Personnel Committee are to consider and recommend nominees for the Board, to oversee the performance and approve the remuneration of officers and senior employees of the Company and its subsidiaries and to oversee and approve the employee benefit and retirement plans of the Company and its subsidiaries. The Personnel Committee will consider stockholder recommendations for director, submitted in accordance with the Company's By-Laws. The Personnel Committee does not currently have a written charter.

The Company's By-Laws require that in the event a stockholder wishes to nominate a person for election as a director, advance notice must be given to the Secretary of the Company not less than 120 days in advance of the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, a proposal shall be received by the Company a reasonable time before the solicitation is made, together with the name and address of the stockholder and of the person to be nominated; a representation that the stockholder is entitled to vote at the meeting and intends to appear in person or by proxy to make the nomination; a description of arrangements or understandings between the stockholder and others pursuant to which the nomination is to be made; such other information regarding the nominee as would be required in a proxy statement filed under the proxy rules of the Securities and Exchange Commission (the "SEC"); and the consent of the nominee to serve as a director if elected.

Communications with Directors

In order to provide the Company's security holders and other interested parties with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted the following procedures for communications to directors. AmBase security holders and other interested persons may communicate with the chairmen of the Company's Accounting and Audit Committee and Personnel Committee or with the non-management directors of the Company as a group by mailing a letter addressed in care of the Corporate Secretary, AmBase Corporation, 100 Putnam Green, 3rd Floor, Greenwich, Connecticut 06830.

All communications received in accordance with these procedures will be reviewed initially by the Company. The Company will relay all such communications to the appropriate director or directors unless the Secretary determines that the communication:

o does not relate to the business or affairs of AmBase or the functioning or constitution of the Board of Directors or any of its committees;
o related to routine or insignificant matters that do not warrant the attention of the Board of Directors;
o  is an advertisement or other commercial
   solicitation or communication;
o  is frivolous or offensive; or
o  is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

The Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Personnel Committee of the Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

We have not established a formal policy regarding director attendance at our annual meetings of shareholders, but our directors generally do attend the annual meeting. The Chairman of the Board presides at the annual meeting of shareholders, and the Board of Directors holds one of its regular meetings in conjunction with the annual meeting of shareholders. Accordingly, unless one or more members of the Board are unable to attend, all members of the Board are present for the annual meeting. All of the four members of the Board at the time of the Company's 2003 annual meeting of shareholders attended that meeting.

Nomination of Directors

The Personnel Committee has adopted specifications applicable to members of the Board of Directors, and nominees for the Board of Directors recommended by the Personnel Committee must meet these specifications. The specifications provide that a candidate for director should:

o have a reputation for industry, integrity, honesty, candor, fairness and discretion;
o be knowledgeable in his or her chosen field of endeavor, which field should have such relevance to our businesses as would contribute to the Company's success;
o be knowledgeable, or willing and able to become so quickly, in the critical aspects of our businesses and operations; and
o be experienced and skillful in communicating with and serving as a competent overseer of, and trusted advisor and confidant to senior management of a publicly held corporation or other corporation.

In addition, nominees for the Board of Directors should contribute to the mix of skills, core competencies and qualifications of the Board through expertise in one or more of the following areas: accounting and finance, the financial industry, international business, mergers and acquisitions, leadership, business and management, strategic planning, government relations, investor relations, executive leadership development, and executive compensation. The Personnel Committee will consider nominees recommended by stockholders for election at the 2005 Annual Meeting of Stockholders that are submitted prior to December 5, 2004, to our Secretary at the Company's offices, 100 Putnam Green, 3rd Floor, Greenwich, Connecticut 06830. Any recommendation must be in writing and must include a detailed description of the business experience and other qualifications of the recommended nominee as well as the signed consent of the nominee to serve if nominated and elected, so that the candidate may be properly considered. All stockholder recommendations will be reviewed in the same manner as other potential candidates for Board membership.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the forms filed with the SEC and written representations received by the Company pursuant to the requirements of Section 16(a) of the Securities Exchange Act of 1934, the Company believes that, during 2003, there were no transactions which were not reported on a timely basis to the SEC, no late reports nor other failure to file a required form by any director, officer or 10% stockholder of the Company.

                         INDEPENDENT ACCOUNTANT MATTERS

Report of the Accounting and Audit Committee

As set forth in more detail in the Accounting and Audit Committee (the "Audit Committee") charter (attached as Exhibit A) the primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including the oversight of the following:

o financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof;
o     the Company's systems of internal accounting and financial controls; and
o     the annual independent audit of the Company's financial statements.

The Audit Committee reviewed the Company's audited financial statements and met with both Company management and PricewaterhouseCoopers LLP, the Company's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has received from and discussed with PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees". These items relate to that firm's independence from the Company. The Audit Committee also discussed with PricewaterhouseCoopers LLP any matters required to be discussed by Statement on Auditing Standards No. 61 "Communication with Audit Committees".

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Audit Committee:    Robert E. Long, Chairman
                    John B. Costello
                    Michael L. Quinn

Audit Fees

Aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of our annual consolidated financial statements included in the Annual Report on Form 10-K and the review of interim consolidated financial statements included in Quarterly Reports on Form 10-Q and the review and audit of the application of new accounting pronouncements and SEC releases were $52,500 and $50,100 for the years ended December 31, 2003 and 2002, respectively.

Audit Related Fees

Aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are not disclosed under "Audit Fees" above were $0 and $20,000 for the years ended December 31, 2003 and 2002, respectively. These audit related services were for regulatory reporting services in connection with a building acquisition by the Company.

Tax Fees and All Other Fees

No other fees relating to tax advisory or other services were paid to PricewaterhouseCoopers LLP for professional services rendered to AmBase for the years ended December 31, 2003 and 2002.

Audit Committee Pre-Approval Policy

Pursuant to its charter, the Accounting and Audit Committee is responsible for selection, approving compensation and overseeing the independence, qualifications and performance of the independent accountants. The Accounting and Audit Committee has adopted a pre-approval policy pursuant to which certain permissible audit and non-audit services may be provided by the independent accountants. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and may be subject to a specific budget. The Accounting and Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent accountants, the Accounting and Audit Committee considers whether such services are consistent with the auditor's independence; whether the independent accountants are likely to provide the most effective and efficient service based upon their familiarity with the Company; and whether the service could enhance our ability to manage or control risk or improve audit quality.

There were no non audit-related, tax or other services provided by PricewaterhouseCoopers in fiscal year 2003.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation earned by the Chief Executive Officer and each other executive officer of the Company and its subsidiaries (the "Named Executive Officers") for services rendered to the Company during the last three fiscal years:

Summary Compensation Table

                                                                                        Long-Term
                                                                                        Compensation
                                              Annual Compensation                       Awards



                                                                   Other Annual     Stock Options          All Other
Name and Principal                  Salary         Bonus           Compensation        Granted           Compensation
Position                Year          ($)         ($) (1)             ($) (2)            (#)                 ($) (3)


Richard A. Bianco -     2003       $625,000      $ 800,000            $14,715             -                 $ 24,083
Chairman, President     2002       $625,000    $ 1,000,000            $12,041          500,000              $ 13,385
and Chief Executive     2001       $625,000    $ 2,500,000            $11,603          200,000               $ 9,485
Officer


John P. Ferrara         2003       $125,000      $ 150,000             $1,348             -                 $ 13,233
Vice President, Chief   2002       $125,000      $ 100,000               $985          100,000              $ 11,044
Financial Officer       2001       $125,000      $ 235,000             $1,243           10,000               $ 6,137
& Controller



(1) Amounts include bonuses earned for the years indicated and paid in the following fiscal year, consistent with past practice of the Company.

(2) Other Annual Compensation shown above includes reimbursement to designated executive officers for the income tax costs associated with their participation in the long-term disability plans and supplemental life insurance plans of the Company. The aggregate incremental cost to the Company for perquisites and other personal benefits paid to each named executive officer (including, depending upon the executive officer, supplemental life insurance benefits, other personal benefits, the use of Company provided transportation, and reimbursement for tax services for Mr. Bianco) in each instance aggregated less than $50,000 or 10% of the total annual salary and bonus for each Named Executive Officer and, accordingly, is omitted from the table.

(3) Amounts included as All Other Compensation in 2003 include the following: The Company's contributions to the AmBase 401(k) Savings Plan, excluding employee earnings reductions: Mr. Bianco, $14,000 and Mr. Ferrara, $12,000; and costs associated with participation in the supplemental term life insurance plans of the Company: Mr. Bianco, $10,083 and Mr. Ferrara, $1,233.

Stock Options/SAR Grants During 2003

No stock options were granted during the year ended December 31, 2003 to the Named Executive Officers. The Company does not have any outstanding SAR's.


Aggregate Option/SAR Values as of December 31, 2003

None of the Named Executive Officers exercised stock options during 2003. The Company does not have any outstanding SARs. The following table sets forth information concerning the fiscal year-end value of unexercised options held by the Named Executive Officers on December 31, 2003 as follows:

                        Number of Securities
                                Underlying                              Value of Unexercised
                                Unexercised                             In-the-Money
                                Options/SARs at                         Options/SARs at
                                December 31, 2003                       December 31, 2003
                                -----------------                       -----------------

         Name                  Exercisable          Unexercisable          Exercisable          Unexercisable

   Richard A. Bianco              454,000                336,000                -                     -

   John P. Ferrara                160,000                 50,000             $33,075                  -


No awards under the long-term incentive plan were made to the Named Executive Officers in 2003, and there were no stock options previously awarded to any of the Named Executive Officers that were repriced during 2003.

Retirement Benefits

Only one current executive officer of the Company is a participant in the Supplemental Retirement Plan (the "Supplemental Plan"), an unfunded retirement plan under which benefit payments to participants are based on a varying percentage (historically ranging from 2.5% to 4%, determined on an individual basis by the Personnel Committee) of the participant's average base salary and bonus (averaged over the three years of credited service that will produce the highest average) multiplied by the number of years of the participant's credited service, up to 20 years, plus 1% of his or her average base salary and bonus multiplied by his or her years of credited service from 20 to 25 years, plus 0.5% of his or her average base salary and bonus multiplied by his or her years of credited service in excess of 25 years. Benefits vest after ten years of service although the Personnel Committee may waive or reduce the ten-year service requirement for individual participants. Upon the election of a vested participant whose employment has terminated after ten years of service or after a change in control of the Company, the actuarial equivalent of benefits will be paid in a lump-sum. Mr. Bianco is the only current executive officer of the Company who participates in the Supplemental Plan.

The following table presents, for representative periods of credited service, estimated annual benefits payable upon retirement at the normal retirement age of 60 (under the Supplemental Plan) to hypothetical vested participants in the Supplemental Plan, in the form of a ten-year certain and life annuity. For purposes of the Supplemental Plan, accrual has been assumed at the rate of 4% per year.

Assumed Final           Years of Credited Service
Average Earnings            15                   20                   25                30                   35
-------------------------------------------------------------------------------------------------------------------

$     400,000       $     240,000         $    320,000          $   340,000      $     350,000             $360,000
      800,000             480,000              640,000              680,000            700,000              720,000
    1,200,000             720,000              960,000            1,020,000          1,050,000            1,080,000
    1,600,000             960,000            1,280,000            1,360,000          1,400,000            1,440,000
    2,000,000           1,200,000            1,600,000            1,700,000          1,750,000            1,800,000
    2,400,000           1,440,000            1,920,000            2,040,000          2,100,000            2,160,000
    2,600,000           1,560,000            2,080,000            2,210,000          2,275,000            2,340,000
    2,800,000           1,680,000            2,240,000            2,380,000          2,450,000            2,520,000
    3,000,000           1,800,000            2,400,000            2,550,000          2,625,000            2,700,000
    3,200,000           1,920,000            2,560,000            2,720,000          2,800,000            2,880,000
    3,400,000           2,040,000            2,720,000            2,890,000          2,975,000            3,060,000
    3,600,000           2,160,000            2,880,000            3,060,000          3,150,000            3,240,000
    3,800,000           2,280,000            3,040,000            3,230,000          3,325,000            3,420,000


Years of credited service as of December 31, 2003, for the purposes of computing accrued benefits are: Mr. Bianco, 12.67 years. Mr.Bianco had no vested service in the AmBase Retirement Plan and received no payments in connection with the termination of the AmBase Retirement Plan. No other employee of the Company has credited service under the Supplemental Plan.

                                              COMPENSATION OF DIRECTORS

The annual fee to be paid to all directors who are not employees of or consultants to the Company is $7,500. The annual fees are payable in December, provided that a director who is not an employee of or consultant to the Company attends at least 75% of all meetings during the calendar year. Mr. Costello, Mr. Long and Mr. Quinn each received $7,500 for their services on the Board during 2003. In addition as Chairman of the Accounting and Auditing Committee, Mr. Long received an additional $2,000 of fees and as Chairman of the Personnel Committee Mr. Costello received an additional $1,000 of fees. Pursuant to the Company's By-Laws, directors may be compensated for additional services for the Board of Directors or for any Committee at the request of the Chairman of the Board or the Chairman of any Committee. No additional fees were paid to outside directors in 2003.

Compensation Committee Interlocks and Insider Participation

The Personnel Committee of the Board of Directors is the committee whose functions are equivalent to those of a compensation committee. The Committee members during 2003 were John B. Costello, Chairman, Robert E.Long, and Michael
L. Quinn. Mr. Costello, Mr. Long and Mr. Quinn are independent directors of the Company.

                              EMPLOYMENT CONTRACTS

An employment agreement, as amended is in effect between Mr. Bianco and the Company, which provides for him to serve as Chairman, President and Chief Executive Officer of the Company at an annual base salary of $625,000 through May 31, 2007. The employment agreement also provides for additional benefits, including his participation in various employee benefit plans, annual bonus eligibility, certain long-term disability benefits and the accrual of benefits under the Company's Supplemental Retirement Plan at 4% of his average base salary and bonus, and 100% vesting in his accrued benefits. In the event the Company was to terminate his employment, other than for reasons permitted in the employment agreement, Mr. Bianco would be entitled to receive a lump-sum amount equal to the salary payments provided for in the employment agreement for the remaining term thereof.

              PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Personnel Committee (the "Committee") is responsible for fixing compensation and other employee benefits for executive officers of the Company. The Committee's executive compensation philosophy is to provide competitive levels of compensation to its executive officers through a combination of base salary, incentive awards and equity in the Company. It is designed to reward above average corporate performance, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified management. Management compensation is intended to be set at levels that the Committee believes fairly reflect the challenges confronted by management.

Overview and Philosophy

The Committee believes that the objectives of executive compensation are to attract, motivate and retain the highest quality executives, align the interests of these executives with those of the Company's stockholders by encouraging stock ownership by executive officers to promote a proprietary interest in the Company's success and to provide incentives to achieve the Company's goals. In furtherance of these objectives, the Company's executive compensation policies are designed to focus the executive officers on the Company's goals. The Committee determines salary, bonuses and equity incentives based upon the performance of the individual executive officer and the Company.

Executive Officers and Chief Executive Officer Compensation

Base salaries for executive officers are determined initially by evaluating the responsibilities of the position, the experience of the individual and the competition in the marketplace for management talent, including companies confronting problems of the magnitude and complexity faced by the Company. Annual salary adjustments are determined by evaluating a number of factors. The most important factor is the performance of the executive, followed by the performance of the Company, any increased responsibilities assumed by the executive and the competition in the marketplace for similarly experienced executives. Salary adjustments are determined and normally made at twelve-month intervals.

The Committee approved cash bonuses for officers and employees for 2003. Factors considered included performance of the executive, performance of the Company, total compensation level, the Company's financial position and other pertinent factors. This analysis is necessarily a subjective process which utilizes no specific weighting or formula with respect to the described factors in determining cash bonuses. Mr. Bianco received base salary payments in 2003 of $625,000 in accordance with his employment agreement. Mr. Bianco was paid a bonus of $800,000 for 2003, a reduction of $200,000 as compared to 2002. The Committee considered Mr. Bianco's continuing and integral role in the Supervisory Goodwill and other proceedings pending, which are significant to the Company. Mr. Bianco was also recognized for his role in maintaining a controlled level of expenditures, decreasing net cash outflows and his role in pursuing several potential acquisitions.

The Company believes that its compensation programs, carefully mixing equity and cash incentives, will focus the efforts of the Company's executive officers on long-term growth for the benefit of the Company and its stockholders.

Personnel Committee:   John B. Costello, Chairman
                       Robert E. Long
                       Michael L. Quinn

                                               STOCK PERFORMANCE GRAPH

The following graph compares the price performance of the Company's Common Stock for the past five years with the performance of the Standard & Poor's 500 Financials Index (S&P 500 Financials) and the Standard & Poor's 500 Stock Index (S&P 500). The S&P Financial Index was selected because it includes companies similar in nature to the Company through most of the five year period. The stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.
































                            Years Ending December 31

----------------------- --------------- ------------- ------------ ------------- ------------- -------------

                         Base Period
    Company/Index            1998           1999         2000          2001          2002          2003
----------------------- --------------- ------------- ------------ ------------- ------------- -------------
----------------------- --------------- ------------- ------------ ------------- ------------- -------------

AmBase Corporation
                            100.00          36.43        22.87         39.92         34.11         25.19
----------------------- --------------- ------------- ------------ ------------- ------------- -------------
----------------------- --------------- ------------- ------------ ------------- ------------- -------------

S&P 500 Financials Index
                            100.00         104.12       130.87        119.16        101.71        133.28

----------------------- --------------- ------------- ------------ ------------- ------------- -------------
----------------------- --------------- ------------- ------------ ------------- ------------- -------------

S&P 500 Index               100.00         121.04       110.02         96.95         75.52         97.18

----------------------- --------------- ------------- ------------ ------------- ------------- -------------

                                                   STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners

The following information is set forth with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock, the Company's only class of voting securities, as of January 30, 2004 except as set forth below.

                                                   Amount and                                        Percentage
Name and Address of                                Nature of Beneficial                              of Common
Beneficial Owner                                   Ownership                                         Stock Owned

Richard A. Bianco                                   10,195,000 (a)                                     21.8%
Chairman, President and                               (direct)
Chief Executive Officer
AmBase Corporation
100 Putnam Green, 3rd Floor
Greenwich, CT  06830-6027

Mr. George W. Haywood                                5,523,475 (b)                                     11.9%
c/o Cronin & Vris, LLP
380 Madison Avenue, 24th Floor
New York, NY  10017



(a) Includes 493,000 shares that could be purchased by the exercise of options as of January 30, 2004 or within 60 days thereafter, under the Company's Stock Option Plans.

(b) As indicated on Schedule 13D dated March 22, 2004 reporting Mr. George Haywood's beneficial ownership of the Company's Common Stock as of March 22, 2004. Mr. Haywood's 13D indicated he may be part of a group with Mr. Dennis Cronin who has beneficial ownership of 536,000 shares. Mr. Haywood disclaims being part of a group with Mr. Cronin and disclaims beneficial ownership of any of Mr. Cronin's shares.

Stock Ownership of Directors and Executive Officers

According to information furnished by each nominee, continuing director and executive officer included in the Summary Compensation Table, the number of shares of the Company's Common Stock beneficially owned by them as of January 30, 2004 was as follows:



                                                                         Amount                            Percentage
Name of Beneficial                                                       and Nature of                     of Common
Owner Beneficial Ownership(a)                                            Stock Owned

Richard A. Bianco....................................                 10,195,000  (b)                         21.8%
John B. Costello.....................................                     60,000                                  *
John P. Ferrara......................................                    236,029  (b)                             *
Robert E. Long.......................................                     25,000                                  *
Michael L. Quinn.....................................                    350,000                                  *
All Directors and Officers as a group,
(5 persons)..........................................                 10,866,029  (b)                         23.2%

* Represents less than 1% of Common Stock outstanding

(a) All of the named individuals have sole voting and investment power with respect to such shares.

(b) Includes 493,000 shares for Mr. Bianco and 210,000 shares for Mr. Ferrara that could be purchased by the exercise of stock options as of January 30, 2004 or within 60 days thereafter, under the Company's stock option plans.

                   PROPOSAL NO. 2 - APPOINTMENT OF ACCOUNTANTS

Based on the direction of the Accounting and Audit Committee, the Board of Directors is proposing that the stockholders approve the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the year ending December 31, 2004. The Company has been advised by PricewaterhouseCoopers LLP that neither that firm nor any of its partners had any direct financial interest or any material indirect financial interest in the Company, or any of its subsidiaries, except as independent certified public accountants. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions from the stockholders.

Management recommends a vote FOR approval of the appointment of PricewaterhouseCoopers LLP.


                                                ADDITIONAL INFORMATION

The Annual Report of the Company on Form 10-K, covering the fiscal year ended December 31, 2003, is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting.

Any stockholder who wishes to submit a proposal for action to be included in the Proxy Statement for the Company's 2005 Annual Meeting of Stockholders must submit such proposal so that it is received by the Secretary of the Company by December 5, 2004.

The accompanying proxy is solicited by and on behalf of the Company's Board of Directors. The cost of such solicitation will be borne by the Company. In addition to solicitation by mail, regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person, or by telephone, facsimile or other electronic means. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred in connection therewith. The Company has engaged American Stock Transfer & Trust Company to assist in the tabulation of proxies.

If any matter not described in this Proxy Statement should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by that proxy in accordance with their best judgment unless a stockholder, by striking out the appropriate provision of the proxy, chooses to withhold authority to vote on such matters.

As of the date this Proxy Statement was printed, the directors knew of no other matters to be brought before the meeting.

Stockholder inquiries, including requests for the following: (i) change of address; (ii) replacement of lost stock certificates; (iii) Common Stock name registration changes; (iv) Quarterly Reports on Form 10-Q; (v) Annual Reports on Form 10-K; (vi) proxy material; and (vii) information regarding stockholdings, should be directed to:

       American Stock Transfer & Trust Company
       59 Maiden Lane
       New York, NY 10038
       Attention: Stockholder Services
       (800) 937-5449 or (718) 921-8200 Ext. 6820

Copies of Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Proxy Statements can also be obtained directly from the Company free of charge by sending a request to the Company by mail as follows:

       AmBase Corporation
       100 Putnam Green 3rd Floor
       Greenwich, CT 06830
       Attn: Shareholder Services

In addition, the Company's public reports, including Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Proxy Statements, can be obtained through the Securities and Exchange Commission ("SEC") EDGAR Database over the World Wide Web at www.sec.gov. Materials filed with the SEC may also be read or copied by visiting the SEC's Public Reference Room, 450 Fifth Street, NW, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

                               AMBASE CORPORATION

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON FRIDAY, MAY 21, 2004 This
                  Proxy is solicited on Behalf of the Board of
                                 Directors

The undersigned revoking all prior proxies, hereby appoints Richard A. Bianco and John P. Ferrara and each of them, with full power of substitution, as proxies to represent and vote, as designated on the reverse, all shares of Common Stock of AmBase Corporation (the "Company"), held or owned by the undersigned on April 2, 2004, at the Annual Meeting of Stockholders of the Company, to be held on Friday, May 21, 2004 at 9:00 a.m. Eastern Daylight Time, at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870 and at any adjournment(s) or postponement(s) thereof, with all powers which the undersigned would possess if personally present, and in their discretion upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

This proxy is given with authority to vote FOR Proposals (1) and (2), unless a contrary choice is specified.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
              PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE
                    ENVELOPE PROVIDED AS SOON AS POSSIBLE

The Board of Directors recommends a vote "FOR" the election of the nominee as director and "FOR" proposal 2. Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here. X

Proposal (1) Election of Director.

Nominee: Michael L. Quinn

/  / For the Nominee                  /  / Withhold Authority for the Nominee

Proposal (2) Approval of appointment of PricewaterhouseCoopers LLP as Independent Accountants for the calendar year 2004.

                         FOR / / AGAINST / / ABSTAIN / /

THE PROXY WILL BE USED IN CONNECTION WITH THE PROPOSALS ABOVE AS SPECIFIED BY YOU. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE USED IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS, FOR THESE PROPOSALS.

DISCRETIONARY AUTHORITY IS HEREBY GRANTED WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED THEREWITH.

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE.

SIGNATURE OF STOCKHOLDER _ _ _ _ _ _ _ _ _ _ _       DATE _ _ _ _ _ _ _ _ _ _ _

SIGNATURE OF STOCKHOLDER _ _ _ _ _ _ _ _ _ _ _       DATE _ _ _ _ _ _ _ _ _ _
-

-------------------------------------------------------------------------------

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. .

NOTE: Please sign exactly as the name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.